UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported) June 3, 2014

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York		14513
(Address of principal executive offices)		(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)

On June 3, 2014, the Corporate Development and Governance Committee of the Company’s Board of Directors, as a result of a periodic review of the Company’s Bylaws, recommended and the Board of Directors approved the following technical amendments to the Company’s Bylaws in the interest of clarification of previously existing provisions:

  Article III Section 1 has been amended to provide that the number of individuals constituting the entire Board of Directors is to be established by resolution of the Board of Directors and to range from a minimum of 3 individuals to a maximum of 9 individuals. Prior to amendment, Article III Section 1 did not specify a procedure for the establishment of the number of individuals constituting the entire Board of Directors and did not clearly establish the numerical range for the number of individuals constituting the entire Board of Directors.
  Article III Section 7 has been amended to clarify that the Company’s Board of Directors has the power to appoint one or more committees. Prior to amendment, Article III Section 7 provided only for the appointment of an Executive Committee.
  Article IV Section 1 has been amended to clarify that Officers of the Company may be removed, with or without cause, by resolution of the Board of Directors. Prior to amendment, Article IV Section 1 was silent as to the authority of the Board of Directors to remove an officer with or without cause.

The foregoing description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the provisions of the Company’s Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3(ii) and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2014, the Company held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on each of the matters described below.

1. The Company’s shareholders elected six Directors, all of whom constitute the Company’s entire Board of Directors, to serve for a term of one year and until their successors are elected and qualified. The number of shares that (i) voted for the election of each Director, (ii) withheld authority to vote for each Director, and (iii) were broker non-votes, are set forth in the table below.

Director	For	Withheld	Broker Non-Votes

Steven M. Anderson	13,087,091	139,210	3,349,888
Michael D. Popielec	13,066,085	160,216	3,349,888
Thomas L. Saeli	13,055,041	171,260	3,349,888
Robert W. Shaw II	12,959,548	266,753	3,349,888
Ranjit C. Singh	13,039,093	187,208	3,349,888
Bradford T. Whitmore	13,075,891	150,410	3,349,888

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2. The Company’s shareholders ratified the selection of the Company’s independent registered accounting firm as Bonadio & Co., LLP for 2014. The number of shares that (i) voted for the ratification of the accounting firm, (ii) voted against the ratification and (iii) abstained from the vote, are set forth in the table below.

For	Against	Abstain
16,469,844	7,103	99,242

3. The Company’s shareholders voted to approve a new 2014 Long-Term Incentive Plan (the “Plan”) as the successor to the existing Restated 2004 Long-Term Incentive Plan, as amended. The number of shares that (i) voted for the Plan, (ii) voted against the Plan, (iii) abstained from voting and (iv) were broker non-votes, are set forth in the table below.

For	Against	Abstain	Broker Non-Votes
11,489,879	1,718,573	17,849	3,349,888

Item 8.01 Other Events.

Following the Annual Meeting, the newly elected Board of Directors met and took the actions described below.

Committee Assignments, Officer Positions and Board Compensation

The Board of Directors determined that the Committees of the Board of Directors as well as the Company’s Board Chair and Executive Officers will remain as constituted in the prior year. In addition, the Board of Directors determined that the Company’s cash and stock compensation for non-employee Directors for July 1, 2014 through June 30, 2015 will remain the same as has been in place for July 1, 2013 through June 30, 2014.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3(ii) Amended and Restated By-Laws of Ultralife Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014		ULTRALIFE Corporation

	By:	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.                                   Description

    3(ii)            Amended and Restated By-Laws of Ultralife Corporation

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